As filed with the Securities and Exchange Commission on February 25, 1998.
                                              Registration No. 333-_____________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ----------------------------

                             THE VALSPAR CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                            36-2443580
   (State or other jurisdiction of             (I.R.S. Employer
   incorporation or organization)             Identification No.)

                             1101 THIRD STREET SOUTH
                          MINNEAPOLIS, MINNESOTA 55415
              (Address of Principal Executive Offices and zip code)

                          ----------------------------

                             THE VALSPAR CORPORATION
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                                      AND
                   THE VALSPAR PROFIT SHARING RETIREMENT PLAN
                                       AND
                 THE VALSPAR CORPORATION 1991 STOCK OPTION PLAN

                            (Full title of the Plans)

                          ----------------------------

                                    Rolf Engh
                   Vice President-International and Secretary
                            The Valspar Corporation
                             1101 Third Street South
                          Minneapolis, Minnesota 55415
                                 (612) 332-7371
(Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                               Martin R. Rosenbaum
                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                          Minneapolis, Minnesota 55402
                                 (612) 371-3278

                          ----------------------------


                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------
                        Proposed           Proposed
Title of                Maximum            Maximum
Securities               Amount            Offering     Aggregate
to be                     to be              Price       Offering         Registration
Registered             Registered        Per Share(1)    Price(1)             Fee
----------------------------------------------------------------------------------------
Common Stock,     5,450,0000 shares (2)    $33.375     $75,093,750.00(3)   $22,152.66(3)
$.50 par value


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on February 20, 1998 as reported on the New York Stock Exchange.

(2) Includes 250,000 shares offered pursuant to the Stock Option Plan for Non-Employee Directors (the "Directors Plan"), 1,200,000 shares offered pursuant to the Valspar Profit Sharing Retirement Plan (the "Profit Sharing Plan") and 4,000,000 shares offered pursuant to the 1991 Stock Option Plan (the "1991 Plan").

(3) Registration fees are being paid with respect to an aggregate 2,250,000 shares (Aggregate Offering Price of $75,093,750.00), consisting of 250,000 shares under the Directors Plan, 1,000,000 shares under the Profit Sharing Plan and 1,000,000 shares under the 1991 Plan. Registration fees were previously paid with respect to 200,000 shares under the Profit Sharing Plan: 100,000 shares were registered in August 1992 on Form S-8 (File No. 33-51222), and an additional 100,000 shares were deemed registered pursuant to Rule 416 as a result of a two-for-one stock split effective in March 1997. Registration fees were also previously paid with respect to 3,000,000 shares under the 1991
         Plan: 500,000 shares were registered in March 1991 on Form S-8 (File No. 33-39258), an additional 500,000 shares and 1,000,000 shares were deemed registered pursuant to Rule 416 as a result of two-for-one stock splits effective in March 1992 and March 1997, respectively, and an additional 1,000,000 shares were registered in June 1997 on Form S-8 (File No. 333-29979). The present Form S-8 clarifies that a February 1997 amendment to the 1991 Plan covered an aggregate 2,000,000 shares, as adjusted to reflect the March 1997 stock split.

              INCORPORATION OF CONTENTS OF REGISTRATION STATEMENTS
                                  BY REFERENCE

         A Registration Statement on Form S-8 (File No. 33-51222) was filed with the Securities and Exchange Commission on August 24, 1992 covering the registration of 200,000 shares (adjusted to reflect a two-for-one stock split in March 1997) initially authorized for issuance under the Profit Sharing Plan. A Registration Statement on Form S-8 (File No.33-39258) was filed with the Securities and Exchange Commission on March 4, 1991 covering the registration of 2,000,000 shares (adjusted to reflect two-for-one stock splits in March 1992 and March 1997) initially authorized for issuance under the 1991 Plan. A Registration Statement on Form S-8 (File No 333-29979) was filed with the Securities and Exchange Commission on June 25, 1997 covering the registration of an additional 1,000,000 shares authorized under the 1991 Plan. Pursuant to Rule 429 and General Instruction E of Form S-8, this Registration Statement should also be considered a post-effective amendment to the prior registration statements. The contents of the prior registration statements are incorporated herein by reference.

                                     PART I

         Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Annual Report of the Company on Form 10-K for the fiscal year ended October 31, 1997.

         (b) The Definitive Proxy Statement dated January 23, 1998 for the Annual Meeting of Shareholders to be held on February 25, 1998.

         (c) The description of the Company's capital stock as set forth in the Company's Form S-2 Registration Statement (File No. 2-82000), declared effective March 9, 1983.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

         Under provisions of the By-Laws of the Registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, in connection with threatened, pending or completed actions, suits or proceedings, whether civil, or criminal, administrative or investigative (other than an action arising by or in the right of the Registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of Registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the Registrant unless such court or the Delaware Court of Chancery also finds that such person is nevertheless fairly and reasonably entitled to indemnity. The Registrant's Certificate of Incorporation also eliminates the liability of directors of the Registrant for monetary damages to the fullest extent permissible under Delaware law.

         Section 145 of the Delaware General Corporation Law provides the following:

         (a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action arising by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         Exhibit

         4(a) The Valspar Corporation 1991 Stock Option Plan (incorporated by reference to Exhibit 10(e) to the Registrant's Form 10-K for the year ended October 25, 1996)

         4(b) The Valspar Corporation Stock Option Plan For Non-Employee Directors (incorporated by reference to Exhibit 10(i) to the Registrant's Form 10-K for the year ended October 31, 1997)

         5(a)     Opinion and consent of Lindquist & Vennum P.L.L.P.

         23(a)    Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit
                  5(a))

         23(b) Consent of Ernst & Young LLP, independent auditors of The Valspar Corporation

         23(c) Consent of Deloitte & Touche LLP, independent auditors of The Valspar Profit Sharing Retirement Plan

         24       Power of Attorney (included on signature page)

         The Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 24, 1998.

                                            THE VALSPAR CORPORATION

                                               By  /s/ Rolf Engh         2/24/98
                                                  ------------------------------
                                                     Rolf Engh, Secretary

                                POWER OF ATTORNEY

         The undersigned officers and directors of The Valspar Corporation hereby constitute and appoint Richard M. Rompala and Rolf Engh, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                             Title                              Date
---------                             -----                              ----
   /s/ Richard M. Rompala             President, Chief Executive      February 25, 1998
-----------------------------         Officer and Director
Richard M. Rompala                    (Principal Executive Officer)

   /s/ Paul C. Reyelts                Vice President, Finance         February 25, 1998
-----------------------------         (Principal Financial Officer)
Paul C. Reyelts

   /s/ Kathleen P. Pepski             Vice President and Controller   February 25, 1998
-----------------------------         (Principal Accounting Officer)
Kathleen P. Pepski

   /s/ C. Angus Wurtele               Chairman of the Board           February 25, 1998
-----------------------------
C. Angus Wurtele

   /s/ Susan S. Boren                 Director                        February 25, 1998
-----------------------------
Susan S. Boren



   /s/ Jeffery H. Curler              Director                        February 25, 1998
-----------------------------
Jeffrey H. Curler

   /s/ Thomas R. McBurney             Director                        February 25,1998
-----------------------------
Thomas R. McBurney

   /s/ Kendrick B. Melrose            Director                        February 25, 1998
-----------------------------
Kendrick B. Melrose

   /s/ Gregory R. Palen               Director                        February 25, 1998
-----------------------------
Gregory R. Palen

   /s/ Lawrence Perlman               Director                        February 25, 1998
-----------------------------
Lawrence Perlman

                                      Director                        February 25, 1998
-----------------------------
Edward B. Pollak

   /s/ Michael P. Sullivan            Director                        February 25, 1998
-----------------------------
Michael P. Sullivan


         The Plan. Pursuant to the Securities Act of 1933, trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 25, 1998.

                                           THE VALSPAR PROFIT SHARING
                                           RETIREMENT PLAN

                                           By Norwest Bank Minnesota, N.A.,
                                              Trustee

                                           By  /s/ Todd D. Noetzelman
                                              ----------------------------------

                                           Its       Assistant Vice President
                                              ----------------------------------